Exhibit 1(t)

THE ASSET PROGRAM, INC.

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

THE ASSET PROGRAM, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:            The Corporation has amended its charter by redesignating a series of its Common Stock as follows: Merrill Lynch Mid Cap Value Fund has been redesignated Merrill Lynch Mid Cap Value Opportunities Fund. Following the foregoing redesignation, the charter of the Corporation, including Articles Supplementary, is hereby amended by replacing “Merrill Lynch Mid Cap Value Fund” with “Merrill Lynch Mid Cap Value Opportunities Fund” in each place it occurs.

SECOND:       The amendments to the charter of the Corporation have been approved by a majority of the entire Board of Directors of the Corporation at a meeting held on June 10, 2004; and there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for at the time of approval by the Board of Directors.

THIRD:            Except as amended hereby, the Corporation’s charter shall remain in full force and effect.

FOURTH:        The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

IN WITNESS WHEREOF, THE ASSET PROGRAM, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 23rd day of July, 2004.

THE ASSET PROGRAM, INC.

/s/ Terry K. Glenn
Terry K. Glenn, President

Witness:

/s/ Phillip S. Gillespie
Phillip S. Gillespie
Secretary

THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

/s/ Terry K. Glenn
Terry K. Glenn, President

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